UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011 (November 4, 2011)

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN	38401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2011, Community First, Inc. (the “Company”) was notified by Carl B. Campbell, the Senior Vice President/Special Assets for Community First Bank & Trust (the “Bank”), a wholly-owned subsidiary of the Company, that Mr. Campbell intended to voluntarily resign as Senior Vice President/Special Assets of the Bank effective immediately.

Mr. Campbell is a party to a change in control agreement, dated as of July 18, 2008, with the Company and the Bank (the “Change in Control Agreement”). The Change in Control Agreement provides for immediate termination at such time as Mr. Campbell no longer serves as an officer of the Bank. Therefore, the Change in Control Agreement has been terminated as a result of Mr. Campbell’s voluntary resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Dianne Scroggins
Name:	Dianne Scroggins
Title:	Chief Financial Officer

Date: November 10, 2011